SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549





                               FORM 8-K

                            CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





                   Date of Report:  October 20, 1998



                            THE KROGER CO.
        (Exact name of registrant as specified in its charter)


An Ohio Corporation              No. 1-303             31-0345740
(State or other jurisdiction   (Commission File     (IRS Employer
of incorporation)                 Number)                Number)

1014 Vine Street
Cincinnati, OH  45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000


Item 5.   Other Events
------    ------------
          On October 19, 1998, the Company released its earnings for the Third Quarter 1998 in the form attached hereto as
          Exhibit 99.1.

          On October 19, 1998, the Company announced that it had executed an Agreement and Plan of Merger dated as of October 18, 1998, among the Company, Fred Meyer, Inc., a Delaware corporation, and Jobsite Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, in the form attached hereto as Exhibit 99.2. A copy of the Agreement is attached as Exhibit 99.3.


Item 7.   Financial Statements and Exhibits
------    ---------------------------------
          (c)  Exhibits

               99.1 Other Exhibits--Earnings Release for Third
               Quarter 1998

               99.2 Other Exhibits--Press Release announcing the Company's execution of an Agreement and Plan of Merger dated as of October 18, 1998, among the Company, Fred Meyer, Inc., a Delaware corporation, and Jobsite Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company

               99.3 Agreement and Plan of Merger dated as of October 18, 1998, among the Company, Fred Meyer, Inc., a Delaware corporation, and Jobsite Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company

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                               SIGNATURE
                               ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   THE KROGER CO.


October 20, 1998                   By: (Paul W. Heldman)
                                       Sr. Vice President,
                                       Secretary and General
                                       Counsel

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                             EXHIBIT INDEX
                            ---------------

Exhibit
-------

99.1 Other Exhibits--Earnings Release for Third Quarter 1998

99.2 Other Exhibits--Press Release announcing the Company's execution of an Agreement and Plan of Merger dated as of October 18, 1998, among the Company, Fred Meyer, Inc., a Delaware corporation, and Jobsite Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company

99.3 Agreement and Plan of Merger dated as of October 18, 1998, among the Company, Fred Meyer, Inc., a Delaware corporation, and Jobsite Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company

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